Exhibit 99.A

EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Shares of Trillium Therapeutics, Inc. and further agree that this agreement be included as an exhibit to such filing. Each party to the agreement expressly authorizes each other party to file on its behalf any and all amendments to such statement. Each party to this agreement agrees that this joint filing agreement may be signed in counterparts.

In evidence whereof, the undersigned have caused this Agreement to be executed on their behalf this 21st day of January, 2020.

Venrock Healthcare Capital Partners III, L.P.

By:	VHCP Management III, LLC
Its:	General Partner

By:	/s/ David L. Stepp
	Name:	David L. Stepp
	Its:	Authorized Signatory

VHCP Co-Investment Holdings III, LLC

By:	VHCP Management III, LLC
Its:	Manager

By:	/s/ David L. Stepp
	Name:	David L. Stepp
	Its:	Authorized Signatory

VHCP Management III, LLC

By:	/s/ David L. Stepp
	Name:	David L. Stepp
	Its:	Authorized Signatory

Nimish Shah

By:	/s/ David L. Stepp
David L. Stepp, as attorney-in-fact

Bong Koh

By:	/s/ David L. Stepp
David L. Stepp, as attorney-in-fact